UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )
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Ellington Credit Company

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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Ellington Credit Company
53 Forest Avenue
Old Greenwich, Connecticut 06870
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 29, 2025
To Our Shareholders:
You are cordially invited to attend the 2025 Annual Meeting of Shareholders, or the “Annual Meeting,” of Ellington Credit Company (the “Fund,” “we,” “our,” or “us”), which will be conducted virtually via live webcast on May 29, 2025 at 10:00am Eastern Time. You will be able to attend the Annual Meeting, vote, and submit your questions during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/EARN2025. To enter the meeting, you must have your sixteen-digit control number that is shown on your Notice of Internet Availability of Proxy Materials, your proxy card or on the instructions that accompanied your proxy materials. You will not be able to attend the Annual Meeting in person.
As previously disclosed, on April 1, 2025 (the “Conversion Date”), we completed our conversion (the “Conversion”) from a Maryland real estate investment trust (“REIT”) that specialized in acquiring, investing in and managing residential mortgage-backed securities (“Agency MBS”), to a Delaware statutory trust that is a non-diversified, closed-end management investment company registered as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”), focused on corporate collateralized loan obligation investments (“CLOs”).
On March 29, 2024, our Board of Trustees (the “Board”) unanimously approved a strategic transformation (the “CLO Strategic Transformation”) of our investment strategy to focus on CLOs. In connection with the CLO Strategic Transformation, we revoked our REIT election effective January 1, 2024, rebranded as Ellington Credit Company (from Ellington Residential Mortgage REIT), and operated as a taxable C-Corporation during the period from January 1, 2024 until March 31, 2025, the day prior to the Conversion Date. During this period, we accumulated a larger CLO portfolio and reduced the size of our Agency MBS portfolio, although we continued to hold a core portfolio of liquid Agency MBS pools so that neither we nor any of our subsidiaries were required to register as an investment company under the 1940 Act. We also took advantage of our existing net operating loss carryforwards during this period to offset the majority of our U.S. federal taxable income.
On January 17, 2025, we held a special meeting of shareholders (the “Special Meeting”) at which shareholders approved certain proposals, previously approved by the Board, that enabled us to complete the Conversion. Shortly after the Conversion Date, we liquidated our remaining mortgage-related assets.
We continue to be listed on the New York Stock Exchange (the “NYSE”) under the ticker symbol “EARN.”
In connection with the Conversion, we also changed our fiscal year to end on March 31, the day prior to the Conversion, with our first full year following Conversion to end on March 31, 2026. Accordingly, we are requesting that our shareholders ratify the appointment of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for this new fiscal cycle.
The purpose of the Annual Meeting is to consider and take action on the following:
1.To elect the six trustees nominated and recommended by our current Board of Trustees, each to serve until the expiration of their respective term of office or until such time as their respective successors are elected and qualified;
2.To ratify the appointment of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ending March 31, 2026; and
3.To transact such other business, if any, properly brought before the meeting.
Shareholders of record at the close of business on March 31, 2025 are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement of the meeting. For more information with respect to voting your shares at our Annual Meeting, see “Questions and Answers” beginning on page 4 of the Proxy Statement accompanying this notice.

Whether or not you plan to attend the Annual Meeting, your vote is very important, and we encourage you to vote promptly. You may vote your shares online during our Annual Meeting or by proxy over the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials, or, if you requested to receive printed proxy materials, you can also vote by mail or telephone pursuant to instructions provided on the proxy card. If you execute a proxy but later decide to attend the Annual Meeting, or for any other reason desire to revoke your proxy, you may do so at any time before your proxy is voted.
By order of the Board of Trustees
Daniel Margolis
General Counsel
April 18, 2025
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on May 29, 2025: This Proxy Statement, the accompanying proxy card and our Annual Report to Shareholders are available on the Internet at www.proxyvote.com. On this site, you will be able to access this Proxy Statement, the accompanying proxy card, our Annual Report to Shareholders, which includes our Annual Report on Form 10-K, and any amendments or supplements to the foregoing materials that are required to be furnished to shareholders.

ELLINGTON CREDIT COMPANY
53 FOREST AVENUE
OLD GREENWICH, CONNECTICUT 06870

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 29, 2025
This Proxy Statement is furnished in connection with the solicitation of proxies by the board of trustees (the “Board of Trustees” or the “Board”) of Ellington Credit Company (the “Fund,” “EARN,” “we,” “us,” or “our”) for use at our 2025 Annual Meeting of Shareholders (the “ Annual Meeting”) to be held on May 29, 2025, at 10:00am, Eastern Time, via live webcast at www.virtualshareholdermeeting.com/EARN2025, and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders, and at any adjournments or postponements thereof. On or about April 18, 2024, we mailed a Notice of Internet Availability of Proxy Materials (the “Notice”), and, to those shareholders that requested to receive a printed copy, the Proxy Statement, to holders of our common shares as of the close of business on March 31, 2025 and on the mailing date, such shareholders of record had the ability to access the Proxy Statement and the accompanying proxy card and our Annual Report to Shareholders, which includes our Annual Report on Form 10-K with audited financial statements as of and for the year ended December 31, 2024, as amended (the “Form 10-K”).
Our “Adviser” refers to Ellington Credit Company Management LLC, our external adviser, and “EMG” refers to Ellington Management Group, L.L.C. and its affiliated investment advisory firms, including our Adviser. In certain instances, references to our Adviser and services to be provided to us by our Adviser may also include services provided by EMG and its other affiliates from time to time. The “Investment Advisory Agreement” refers to the investment advisory agreement, dated as of April 1, 2025, between us and our Adviser, which became effective on the Conversion Date.
QUESTIONS AND ANSWERS
Q.How will we solicit proxies for the Annual Meeting?
A.We are soliciting proxies by furnishing this Proxy Statement and proxy card to our shareholders. In addition, some of our Trustees and officers and certain employees of EMG may make additional solicitations by telephone or in person without additional compensation for such activities. The Fund will pay the solicitation costs and will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to beneficial owners.
We will employ Broadridge Financial Solutions, Inc. to receive and tabulate the proxies.
Q.When is the Annual Meeting?
A.The Annual Meeting is currently scheduled for May 29, 2025 at 10:00am, Eastern Time.
Q.Why are you holding the Annual Meeting in a virtual format?
A.In accordance with our recent practice and to maintain ease of access for our shareholders, the Annual Meeting will be held in a virtual meeting format. We have designed our virtual format to enhance, rather than constrain, shareholder access, participation and communication. For example, the virtual format allows for potentially much broader shareholder participation, and it enables shareholders to communicate with us during the Annual Meeting, including by submitting questions of our Board or management during the Annual Meeting.
Q.Who is entitled to vote?
A.All shareholders of record as of the close of business on March 31, 2025, which is the record date, are entitled to notice of and to vote at the Annual Meeting.
Q.What is the quorum for the Annual Meeting?
A.The presence at the Annual Meeting, in person or by proxy, of a majority of the votes entitled to be cast by the holders of all outstanding common shares of beneficial interest, $0.01 par value per share, of the Fund, or “Common Shares,” will constitute a quorum for the transaction of business. No business may be conducted at the meeting if a quorum is not present. As of the record date, 37,559,195 Common Shares were issued and outstanding. If less than a majority of our outstanding Common Shares entitled to vote are represented, in person or by proxy, at the Annual Meeting, the chairman of the meeting may adjourn or postpone the Annual Meeting to another date, time or place, which may not be more than 120 days after the original record date of March 31, 2025. The Chairman of the meeting may also adjourn the Annual

Meeting to another time or place, whether or not a quorum is present. Pursuant to Delaware law, abstentions are treated as present for quorum purposes.
Q.How many votes do I have?
A.You are entitled to one vote for each whole Common Share you held as of the record date. Our shareholders do not have the right to cumulate their votes for trustees.
Q.How do I vote my shares prior to the Annual Meeting?
A.If you are a shareholder of record, meaning that your Common Shares are registered in your name, you have three voting options. You may vote:
By Mail—signed proxy card must be received by May 28, 2025
If you received your proxy materials by mail, you may vote by mail by marking the enclosed proxy card, dating and signing it, and returning it in the postage-paid envelope provided.
Authorizing your proxy by mail will not limit your right to attend the Annual Meeting and vote your Common Shares online. Your proxy (either one or both of the individuals (as applicable) named in your proxy card) will vote your Common Shares per your instructions.
By Internet—until 11:59 p.m. Eastern Time on May 28, 2025
If you are a shareholder of record, you may follow the instructions and web address noted on your proxy card to transmit your voting instructions. You will be asked to provide the vote control number from the Notice. Have your notice in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. Your vote must be received by 11:59 p.m. Eastern Time on May 28, 205 to be counted.
By Telephone—until 11:59 p.m. Eastern Time on May 28, 2025
If you are a shareholder of record, you may use any touch-tone telephone to dial the telephone number noted on your proxy card to transmit your voting instructions. You will be asked to provide the vote control number from the Notice. Have your notice in hand when you call and follow the instructions. Your vote must be received by 11:59 p.m. Eastern Time on May 28, 2025 to be counted.
Q.Can I vote my shares during the Annual Meeting?
A.You may vote your shares during the Annual Meeting by visiting www.virtualshareholdermeeting.com/EARN2025 and following the instructions. You will need the 16-digit control number included in your proxy card, voting instruction form or Notice. You will be able to vote during the Annual Meeting until such time as the Chairman declares the polls closed.
Q.How do I vote my Common Shares that are held by my broker?
A.If you hold your Common Shares in “street name” through an account with a broker or bank, you may instruct your broker or bank to vote your Common Shares or revoke your voting instructions by following the instructions that the broker provides to you. Most brokers allow you to authorize your proxy by mail and on the Internet.
Banks and brokers have the authority under the NYSE rules to vote shares for which their customers do not provide voting instructions on routine matters. The proposal to ratify the appointment of our independent registered public accounting firm for the fiscal year ending March 31, 2026 is considered a routine matter under NYSE rules. This means that banks and brokers may vote in their discretion on these matters on behalf of customers who have not furnished voting instructions at least ten days before the date of the Annual Meeting.
Unlike the proposal to ratify the appointment of our independent registered public accounting firm, the election of trustees is a non-routine matter for which brokers do not have discretionary voting power and for which specific instructions from their customers are required. As a result, banks and brokers are not allowed to vote any shares held by you in “street name” on these matters on your behalf unless you provide the bank or broker with specific voting instructions. Failure to provide the bank or broker that holds your shares with specific voting instructions on these non-routine matters will result in a “broker non-vote.”
Beneficial owners of Common Shares held through the account of a bank or broker are advised that, if they do not timely provide instructions to their broker, their Common Shares will not be voted in connection with the election of trustees.

Q.What am I voting on?
A.You will be voting on:
Proposal 1: To elect the six trustees nominated and recommended by our current Board of Trustees, each to serve until the expiration of their respective term of office or until such time as their respective successors are elected and qualified; and
Proposal 2: To ratify the appointment of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ending March 31, 2026.
No cumulative voting rights are authorized, and dissenter’s rights are not applicable to these matters.
Q.What vote is required to approve the proposals assuming that a quorum is present at the Annual Meeting?
A.The following chart describes the proposals to be considered at the Annual Meeting, the vote required to elect directors and to adopt each other proposal assuming the applicable quorum is present, and the manner in which votes will be counted.

Proposal	Voting Options	Vote Required to Adopt Proposal	Effect of Withhold Votes, Abstentions and Broker-Non Votes
Proposal 1: Election of six trustees nominated and recommended by the Fund’s current Board of Trustees, each to serve until the expiration of the term of office or until such time as their respective successors are elected and qualified	FOR ALL WITHHOLD ALL FOR ALL EXCEPT	A plurality of the votes cast. The six nominees who receive the most votes will be elected.	Withhold votes and Common Shares not represented at the Annual Meeting have no effect on the outcome of the proposal. Broker discretionary voting is not permitted. Broker non-votes have no effect on the outcome.
Proposal 2: Ratification of the Appointment of Independent Registered Public Accounting Firm for the fiscal year ending March 31, 2026	FOR AGAINST ABSTAIN	The affirmative vote of a majority of the votes cast at the Annual Meeting.	Abstentions will have the same effect as a vote against this proposal. Common Shares not represented at the Annual Meeting have no effect on the outcome of the proposal. Broker discretionary voting permitted.
Q.Will there be any other items of business on the agenda?
A.The Board of Trustees does not know of any other matters that may be brought before the Annual Meeting nor does it foresee or have reason to believe that proxy holders will have to vote for substitute or alternate nominees for election to the Board of Trustees. The Fund’s organizational documents provide that only such business that is properly brought before the Annual Meeting may be conducted at the meeting. This includes matters specified in the notice of meeting, those brought by or at the direction of the Board, and those properly submitted by shareholders in compliance with the Fund’s organizational documents advance notice provisions. If any other matters properly come before the Annual Meeting, or if any nominee is unavailable for election, the persons named as proxies will have discretionary authority to vote on such matters in accordance with their best judgment.
Q.What happens if I submit my proxy without providing voting instructions on one or more proposals?
A.Proxies properly submitted will be voted at the Annual Meeting in accordance with your directions. If the properly submitted proxy does not provide voting instructions on a proposal, the proxy will be voted, except in the case of a broker non-vote, in favor of (FOR ALL) the trustee nominees listed in “Proposal 1—To elect the six trustees nominated and recommended by our current Board of Trustees, each to serve until the expiration of the term of office or until such time as their respective successors are elected and qualified,” and in favor of (FOR) “Proposal 2—Ratification of the Appointment of Independent Registered Public Accounting Firm for the fiscal year ending March 31, 2026.”
Q.Will anyone contact me regarding this vote?
A.No arrangements or contracts have been made with any solicitors as of the date of this Proxy Statement, although we reserve the right to engage solicitors if we deem them necessary. Solicitations may be made by mail, telephone, facsimile, e-mail, or personal interviews.
Q.Who will pay for this proxy solicitation?
A.We will pay all of the expenses related to the preparation, printing, and mailing of the proxy materials and any additional materials furnished to shareholders. Proxies may also be solicited by our trustees and officers and certain employees of EMG personally or by telephone without additional compensation for such activities. We also will request persons, firms, and corporations holding Common Shares in their names or in the names of their nominees, which are beneficially owned by others, to send appropriate solicitation materials to such beneficial owners. We will reimburse such holders for their reasonable expenses.
Q.May shareholders ask questions at the Annual Meeting?
A.Yes. You may vote and submit questions while attending the Annual Meeting virtually. You will need the sixteen-digit control number included on your Notice, your proxy card or on the instructions that accompanied your proxy materials in order to be able to enter the meeting.
Q.What does it mean if I receive more than one proxy card?
A.It probably means that your Common Shares are registered differently and are in more than one account. Sign and return all proxy cards, or vote by the methods provided by your broker to ensure that all your Common Shares are voted.
Q.Can I change my vote after I have voted?
A.Yes. A shareholder may revoke a proxy at any time prior to its exercise by filing with our Secretary a duly executed revocation of proxy, by properly submitting by mail a proxy to our Secretary bearing a later date or by attending the meeting online and voting. Attendance at the meeting will not by itself constitute revocation of a proxy.
Q.Can I find additional information on the Fund’s website?
A.Yes. Our Internet website is located at www.ellingtoncredit.com. Although the information contained on our website is not part of this Proxy Statement, you can view additional information on our website, such as our Code of Ethics (as defined herein), Insider Trading Policy, charters of the committees of our Board and reports that we have filed with the Securities and Exchange Commission, or “SEC.”
We are furnishing this Proxy Statement for the purpose of soliciting your proxy. The Board of Trustees of Ellington Credit Company requests that you submit your proxy to allow the representation and voting of your Common Shares at our Annual Meeting.

PROPOSAL 1: ELECTION OF TRUSTEES
Identifying and Evaluating Nominees for Trustee
The Board is pleased to present six nominees for election to the Board at our Annual Meeting, all of whom currently serve as trustees of Ellington Credit Company, and four of whom are not “interested persons” of the Fund as defined in the 1940 Act (the “Independent Trustees” and, those Trustees who are “interested persons,” the “Interested Trustees”). Each trustee elected will serve until our next annual meeting of shareholders or until such time as his or her respective successor is elected and qualified. If any nominee is unable to stand for election for any reason, the persons appointed to vote your proxy may vote at our Annual Meeting for another candidate proposed by the Board, or the Board may choose to reduce the size of the Board. For additional information about how we identify and evaluate nominees for director, see “Corporate Governance—Information Regarding Our Board and Its Committees—Nominating and Corporate Governance Committee.”
Information Regarding the Nominees
To assist you in assessing our Board’s nominees, we have set forth below biographical descriptions and certain other information with respect to each nominee for election as a trustee at the Annual Meeting, including the experience, qualifications, attributes, or skills of each nominee that led us to conclude that such person should serve as a trustee.
Independent Trustees

Name, and Year of Birth	Position(s) With the Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of Portfolios in the Fund Complex to be Overseen	Other Directorships Held During Past Five Years
Robert B. Allardice, III 1946	Chairman of the Board, Nominee	Board Member until 2025 annual shareholder meeting. Has served on the Board since May 2013 and has served as Chairman since January 2021.	Private Investor	1
Director, member of the audit committee, and chairman of the finance, investment and risk management committee of The Hartford Financial Services Group, Inc. (NYSE: HIG), from September 2008 until June 2023.
Director of GasLog Partners LP (NYSE: GLOP) from October 2014 until January 2021.

Ronald I. Simon, Ph.D. 1938	Trustee, Nominee	Board Member until 2025 annual shareholder meeting. Has served on the Board since May 2013.	Private Investor	1
Director of Ellington Financial Inc. since 2007. Chairman of the Board of Directors and Chairman of the Audit Committee since January 2021.
Director of the successor company of SoftNet, Inc., American Independence Corp. (“AIC”), from 2002 until August 2016, when AIC was acquired by Independence Holdings Company (“IHC”).
Director of IHC from August 2016 until February 2022. Member of the Audit Committee of IHC from November 2017 until February 2022.

Name, Address and Year of Birth	Position(s) With the Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of Portfolios in the Fund Complex to be Overseen	Other Directorships Held During Past Five Years
David J. Miller 1959	Trustee, Nominee	Board Member until 2025 annual shareholder meeting. Has served on the Board since May 2013.	Private Investor	1
Director of StoneMor Inc. (NYSE: STON), the public predecessor to Everstory Inc., from July 2019 until November 2022 and Chairman of the Compensation, Nominations & Governance Committee and as a member of the Audit Committee from July 2019 until November 2022. Director of Everstory Inc. since November 2022, when StoneMor Inc. was taken private. Has served as Chairman of the Compensation, Nominations & Governance Committee and as a member of the Audit and Trust Investment Committees at Everstory Inc. since November 2022.
Director of J.G. Wentworth since January 2018. Chairman of the Board since January 2018.
Director of Prima Insurance since July 2018. Chairman of the Risk and Control Committee since July 2018.
Director of Figure Acquisition Corp. (NYSE: FACA) from February 2021 until December 2022 and Chair of the Audit Committee from February 2021 until December 2022.
Director of Lombard International Assurance from July 2015 until his resignation in December 2023.

Mary McBride 1955	Trustee, Nominee	Board Member until 2025 annual shareholder meeting. Has served on the Board since March 2021.	President of CoBank, ACB from 2013 until 2016 Private Investor	1
Director of Intrepid Potash Inc., a diversified minerals company, since May 2020.
Director of CatchMark Timber Trust, Inc., a real estate company that invests in timberlands, from February 2018 until September 2022.

Interested Trustees

Name, and Year of Birth	Position(s) With the Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of Portfolios in the Fund Complex to be Overseen	Other Directorships Held During Past Five Years
Michael W. Vranos 1961	Portfolio Manager & Trustee, Nominee	Board Member until 2025 annual shareholder meeting. Has served on the Board since the Fund’s inception in September 2012.	Co-Chief Investment Officer of the Fund (from October 2012 until April 2025); Portfolio Adviser of the Fund (since April 2025) Chief Executive Officer and President of the Adviser (since October 2012) Co-Chief Investment Officer of Ellington Financial Inc. (since June 2009) Founder and Chief Executive Officer of EMG (since December 1994)	1	None
Laurence E. Penn 1962	Chief Executive Officer, President & Trustee, Nominee	Board Member until 2025 annual shareholder meeting. Has served on the Board since the Fund’s inception in September 2012.	Chief Executive Officer and President of the Fund (since October 2012) Vice Chairman of EMG (since 1995) Executive Vice President of our Adviser at EMG and member of EMG’s Investment and Risk Management Committee (since 1995) Chief Executive Officer and President of Ellington Financial Inc. (since August 2007)	2	Trustee of Ellington Income Opportunities Fund, a closed-end management investment company, since October 2018. Director of Ellington Financial Inc. since 2007.
Our Board recommends a vote “FOR ALL” of the nominees listed below for election as trustees (Proposal 1 on the proxy card).

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 31, 2026
The Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm to audit the financial statements of our Fund and its subsidiaries for the fiscal year ending March 31, 2026. Although shareholder approval is not required, we desire to obtain from our shareholders an indication of their approval or disapproval of the Audit Committee’s action in appointing PwC as the independent registered public accounting firm of our Fund. Although we seek ratification of the appointment of PwC as our independent registered public accounting firm, the ratification of the appointment of PwC does not preclude the Audit Committee from subsequently determining to change independent registered public accounting firms if it determines such action to be in the best interests of our Fund and shareholders. If our shareholders do not ratify and approve this appointment, the appointment will be reconsidered by the Audit Committee and our Board of Trustees.
At the Special Meeting, shareholders ratified the appointment of PwC to serve as our independent registered public accounting firm for all fiscal periods during 2025 up to and including the earlier of: (i) June 30, 2025, or (ii) the day immediately preceding the effective date of the Conversion. Because the Conversion was completed on April 1, 2025, shareholders effectively ratified the appointment of PwC from January 1, 2025 through March 31, 2025 per the preceding clause (ii). In connection with the Conversion, we changed our fiscal year to end on March 31, the day prior to the Conversion, with our first full year following the Conversion to end on March 31, 2026. Given the preceding, we are requesting that shareholders ratify the appointment of PwC to serve as our independent registered public accounting firm for the fiscal year from April 1, 2025–March 31, 2026.
PwC has advised the Audit Committee that they are an independent accounting firm with respect to our Fund and its subsidiaries within the meaning of standards established by the American Institute of Certified Public Accountants, or the “AICPA,” the Public Company Accounting Oversight Board, or the “PCAOB,” the Independence Standards Board and federal securities laws. Representatives of PwC are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
PwC’s 2024 and 2023 Fees
PwC’s fees for professional services rendered in or provided for 2024 and 2023, as applicable, were:

	2024	2023
Audit Fees	$514,250	$476,840
Audit-related Fees	44,700	76,500
Tax Fees	—	—
All Other Fees	1,010	1,641
Total Fees	$559,960	$554,981
Audit Fees—Audit fees consist of fees billed by PwC related to the audit of our consolidated financial statements. Audit fees are those billed or expected to be billed for audit services related to each fiscal year.
Audit-related Fees—Audit-related fees consist of fees billed or expected to be billed by PwC for other audit and attest services, financial accounting, reporting and compliance matters, risk and control reviews, and the issuance of comfort letters and SEC consents and certain agreed upon procedures and other attestation reports including fees for such services provided in connection with our public offerings. Fees for audit-related services are for those services rendered during each fiscal year.
Tax Fees—Tax fees consist of fees billed or expected to be billed by PwC for tax compliance, advisory, and planning services rendered during the fiscal year.
All Other Fees—All other fees mostly consist of costs associated with certain online subscription services.
Audit Committee Pre-Approval Policies and Procedures
On at least an annual basis, the Audit Committee pre-approves a list of services and sets pre-approval fee levels that may be provided by PwC without obtaining engagement specific pre-approval from the Audit Committee. The pre-approved list of services consists of audit services, audit-related services, tax services and all other services. All requests or applications for PwC audit services, audit-related services, tax services, or all other services must be submitted to our Chief Financial Officer to determine if the services are included within the pre-approved list of services that have received Audit Committee pre-approval. Any type of service that is not included on the pre-approved list of services must be specifically approved by the Audit Committee or its designee. Any proposed service that is included on the list of pre-approved services but will cause the pre-approved fee level to be exceeded will also require specific pre-approval by the Audit Committee or its designee. The Audit Committee has chosen the Audit Committee Chairman as its designee.

All of the services rendered by and fees paid to PwC in 2024 were pre-approved by the Audit Committee, and there were no services for which the de minimis exception permitted in certain circumstances under SEC rules was utilized.
In addition, following the Conversion, the Audit Committee, as the audit committee to registered investment company, pre-approves annually any permitted non-audit services (including audit-related services) to be provided by the independent registered public accounting firm to our Adviser and any entity controlling, controlled by, or under common control with our Adviser that provides ongoing services to the Fund (together, the “Service Affiliates”), provided, in each case, that the engagement relates directly to the operations and financial reporting of the Fund. Although the Audit Committee does not pre-approve all services provided by the independent registered public accounting firm to the Service Affiliates (for instance, if the engagement does not relate directly to the operations and financial reporting of the Fund), the Audit Committee receives an annual report showing the aggregate fees paid by the Service Affiliates for such services.
The Audit Committee may also from time to time pre-approve individual non-audit services to be provided to the Fund or a Service Affiliate that were not pre-approved as part of the annual process described above. The Audit Committee may form and delegate authority to subcommittees consisting of one (1) or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that any decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.
The pre-approval policies provide for waivers of the requirement that the Audit Committee pre-approve non-audit services provided to the Fund pursuant to de minimis exceptions described in Section 10A of the Exchange Act and applicable regulations.
There were no non-audit services provided by the independent registered public accounting firm to any Service Affiliates in the years presented above.
Our Board recommends a vote “FOR” approval of this resolution (Proposal 2 on the proxy card).

CORPORATE GOVERNANCE
The Board of Trustees
Our business is managed through the oversight and direction of our Board of Trustees, which has established investment guidelines for our Adviser to follow in its day-to-day management of our business. Our Adviser is an affiliate of EMG, a private investment management firm and registered investment advisor, and is responsible for administering our business activities and day-to-day operations. Our Board currently consists of six trustees. The trustees are informed about our business at meetings of our Board and its committees and through supplemental reports and communications. Our Independent Trustees meet regularly in executive sessions without the presence of our corporate officers.
Our Board has established two standing committees that are comprised solely of Independent Trustees, the principal functions of which are briefly described below. Matters put to a vote at either committee must be approved by a majority of the trustees on the committee who are present at a meeting at which there is a quorum or by unanimous written consent of the trustees on that committee.
Following the Conversion, the Fund is subject to certain governance and independence standards imposed by the 1940 Act, which have modified and supersede those described in this section.
Trustee Independence
Pursuant to the 1940 Act, a majority of the Board will consist of directors who are not “interested persons” of the Fund, the Adviser, or of any of their respective affiliates (the “Independent Trustees”). Section 2(a)(19) of the 1940 Act defines an “interested person” to include, among other things, any person who has, or within the last two years had, a material business or professional relationship with the Fund or its affiliates. Our Board has determined that, currently, four of our six current trustees and nominees are Independent Trustees. We monitor the relationships of our directors and officers through a questionnaire each director and officer completes at least annually and updates periodically as information provided in the most recent questionnaire changes.
Our Board has determined that the following members nominated to be trustees of our Board are independent: Robert B. Allardice, III, David J. Miller, Mary McBride, and Ronald I. Simon, Ph.D. Based upon information requested from each such trustee concerning his or her background, employment and affiliations, the Board has affirmatively determined that none of the Independent Trustees has a material business or professional relationship with the Fund or its affiliates, other than in his or her capacity as a member of the Board or any committee thereof.
Executive Sessions of Our Independent Trustees
In accordance with NYSE requirements, the Independent Trustees of our Board meet in executive session at least quarterly, without management present. Generally, these executive sessions follow a regularly scheduled quarterly meeting of our Board. In 2024, the Independent Trustees of our Board met in executive session seven times without management. Our Chairman typically presides over such executive sessions of our Independent Trustees.
Information Regarding Our Board and Its Committees
Trustees are expected to attend all of our regular and special meetings of the Board and all meetings of the committees on which they serve. In 2024, there were seventeen meetings of the Board, and each of the current trustees attended at least 75% of the meetings of both the Board and committees on which he or she served.
We have a policy that trustees attend our annual meetings of shareholders. Mr. Miller, Mr. Allardice, Dr. Simon, Mr. Vranos, Mr. Penn, and Ms. McBride attended the 2024 Annual Meeting of Shareholders and the Special Meeting.
Our Board of Trustees has established two standing committees of the Board: Audit, and Nominating and Corporate Governance. The charter for each committee, more fully describing the responsibilities of each committee, can be found on our website at www.ellingtoncredit.com under the “For Investors—Corporate Governance” section. Pursuant to their charters, both of these committees consists solely of Independent Trustees. The table below indicates our current committee membership and the number of times each committee met in 2024.

Trustee Name	Audit Committee	Nominating and Corporate Governance Committee
Robert B. Allardice, III	Chair	Member
Mary McBride	Member	Member
David J. Miller	Member	Member
Ronald I. Simon, Ph.D.	Member	Chair
Number of Meetings in 2024	5	4

Our committees make recommendations to the Board as appropriate and regularly report on their activities to the entire Board.
Audit Committee
The members of the Audit Committee are Mr. Miller, Mr. Allardice, Dr. Simon, and Ms. McBride, each of whom is not “interested” for purposes of the 1940 Act. Mr. Allardice serves as chairman of the committee. Pursuant to its charter, the Audit Committee assists the Board in overseeing (1) the accounting and financial reporting processes of the Fund and its internal control over financial reporting and, as the Audit Committee deems appropriate, to inquire into the internal control over financial reporting of certain third-party service providers, (2) the quality and integrity of the financial statements; (3) the Fund’s compliance with legal and regulatory requirements; (4) the engagement of the Fund’s independent auditor, including the review and evaluation of its qualifications, independence and performance; and (5) the performance of the Fund’s independent auditors and internal audit function. The Audit Committee also (1) acts as a liaison between the Fund’s independent auditors and the Board, and (2) assists the Board’s oversight of any internal audit function of the Fund.
Each member of the Audit Committee meets the independence requirements of the 1940 Act, NYSE, and SEC rules and regulations, and each is financially literate. The Board has determined that each of Mr. Allardice, Ms. McBride, Mr. Miller, and Dr. Simon is an “audit committee financial expert” as that term is defined by the SEC and that each satisfies the financial expertise requirements of the NYSE.
Nominating and Corporate Governance Committee
The members of the Nominating and Corporate Governance Committee are Mr. Miller, Mr. Allardice, Dr. Simon, and Ms. McBride, each of whom is not “interested” for purposes of the 1940 Act. Dr. Simon serves as chairman of the committee. Pursuant to its charter, the Nominating and Corporate Governance Committee is responsible for identifying, recruiting, evaluating and recommending to the Board qualified candidates for election as trustees and recommending a slate of nominees for election as trustees at the Fund’s annual meetings of shareholders. It also reviews the background and qualifications of individuals being considered as trustee candidates pursuant to attributes and criteria established by the committee and the Board from time to time. It reviews and makes recommendations on matters involving general operation of the Board and its corporate governance, and annually recommends to the Board nominees for each committee of the Board. In addition, the committee annually facilitates the assessment of the Board’s performance as a whole and of the individual trustees, and reports thereon to the Board. The committee is responsible for reviewing and approving in advance any related party transactions, other than related party transactions which have been pre-approved pursuant to pre-approval guidelines to address specific categories of transactions, which the committee reviews, evaluates and updates, as appropriate, from time to time.
In selecting candidates to recommend to the Board as trustee nominees, the Nominating and Corporate Governance Committee looks at a number of attributes and criteria, including experience, skills, expertise, diversity of experience, personal and professional integrity, character, business judgment, time availability in light of other commitments (including the number of public and private company boards on which a candidate serves), dedication, conflicts of interest and such other relevant factors that the Nominating and Corporate Governance Committee considers appropriate in the context of the needs of the Board. In assessing the needs of the Board, the Nominating and Corporate Governance Committee and the Board review and consider from time to time the requisite skills and characteristics of individual trustees as well as the composition of the Board as a whole. After completing its evaluation of individual trustee nominees and our Board as a whole, our Board concluded that the six nominees for trustee named in this Proxy Statement collectively have the experience, qualifications, attributes and skills to effectively oversee the management of our Fund, including a high degree of personal and professional integrity, an ability to exercise sound business judgment on a broad range of issues, sufficient experience and background to have an appreciation of the issues facing our Fund, a willingness to devote the necessary time to Board duties, a commitment to representing the best interests of the Fund and its shareholders and a dedication to enhancing shareholder value.
The Nominating and Corporate Governance Committee will consider candidates recommended by shareholders for service on our Board and such proposed nominees will be considered and evaluated under the same criteria as described above. Any recommendation submitted to the Fund should be in writing and should include any supporting material the shareholder considers appropriate in support of that recommendation, but must include all information relating to such proposed nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the proposed nominee as a trustee in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision), a written statement certifying, among other things, that the proposed nominee, will serve as a trustee if elected and must otherwise comply with the requirements under our bylaws for shareholders to propose nominees. Shareholders wishing to propose a candidate for consideration may do so by submitting the above information addressed to Attention: Secretary, Ellington Credit Company, 53 Forest Avenue, Old Greenwich, Connecticut 06870. All recommendations for trustee nominations received by the Secretary that satisfy our bylaws requirements relating to such trustee nominations will be presented to the

Nominating and Corporate Governance Committee for its consideration. Shareholders also must satisfy the notification, timeliness, consent, and information requirements set forth in our bylaws. For more information regarding these timing requirements, see “General Information—Shareholder Proposals.”
Board Leadership Structure
While the roles are currently separated, our Board of Trustees has not established a fixed policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board. Instead, the Board believes this determination is part of the succession planning process and should be considered upon the appointment or re-appointment of a Chief Executive Officer. The Board of Trustees believes that the current separation of the role of Chief Executive Officer and Chairman of the Board is appropriate because it allows our Chief Executive Officer to focus on running our business, while allowing the Chairman of the Board to lead the Board in its fundamental role of providing advice to and independent oversight of management.
Board Oversight of Risk
Our Board of Trustees believes an effective risk management system will (1) timely identify the material risks that we face; (2) communicate necessary information with respect to material risks to our principal executive officer or principal financial officer and officers of our Adviser and, as appropriate, to our Board of Trustees or relevant committee thereof; (3) implement appropriate and responsive risk management strategies consistent with our risk profile; and (4) integrate risk management into management and our Board’s decision-making.
EMG has an Investment and Risk Management Committee that advises and consults with our senior management team with respect to, among other things, our investment policies, portfolio holdings, financing and hedging strategies, and investment guidelines. The members of the Investment and Risk Management Committee include two of our trustees, Mr. Vranos and Mr. Penn, as well as one of our officers, Mark Tecotzky. The Audit Committee has been designated by our Board to take the lead in overseeing risk management. As part of its oversight function, the Audit Committee receives briefings provided by members of the Investment and Risk Management Committee, officers of our Adviser and various advisors to our Fund regarding the adequacy of our risk management processes. The Audit Committee also regularly receives briefings from our internal auditor.
In addition, the Audit Committee receives regular reports from management on cybersecurity and related risks. Our Board’s oversight of cybersecurity risk management is supported by the Audit Committee, which regularly interacts with our management team and other professionals who are responsible for assessing and managing material risks from cybersecurity threats at our Fund. We also regularly engage third parties to perform assessments of our cybersecurity posture, including penetration testing, user access control reviews and independent reviews of our information security control environment, and operating effectiveness. The results of such assessments, tests and reviews are reported to the Audit Committee and our Board, and we adjust our cybersecurity policies, standards, processes and practices as necessary based on the information provided by these assessments, tests and reviews, including the implementation of new software and technologies.
Our Board also encourages our officers and the officers of our Adviser to promote a corporate culture that incorporates risk management into our corporate strategy and day-to-day business operations and continually works with our officers, the officers of our Adviser and our advisors to assess and analyze the most likely areas of future risk for our Fund. In addition, our Compensation Committee has reviewed its compensation policies and practices with respect to certain employees of the Adviser who are dedicated or partially dedicated to providing services to the Fund taking into consideration risk management practices and risk-taking incentives. Following such review, we determined that our compensation policies and practices for such employees do not create risks that are reasonably likely to have a material adverse effect on us.
Communications with Our Board
Our Board has established a process for shareholders and other interested parties to communicate with the members of our Board, any trustee (including the Chairman of the Board), non-management members of the Board as a group or any committee. To do so, a shareholder or other interested party may send a letter addressed to Attention: Secretary, Ellington Credit Company, 53 Forest Avenue, Old Greenwich, Connecticut 06870. The Secretary will forward all such communications to our trustees.
Availability of Our Corporate Governance Materials
Shareholders may view our corporate governance materials, including the written charters of the Audit Committee, and the Nominating and Corporate Governance Committee, our Code of Ethics, our Rule 17j-1 Code, our Insider Trading Policy, and, our Policy Regarding Proxy Voting, on our website at www.ellingtoncredit.com under the “For Investors—Corporate Governance” section of the website. A copy of any of these documents will be provided free of charge to any shareholder upon request by writing to Ellington Credit Company, 53 Forest Avenue, Old Greenwich, Connecticut 06870, Attention: Secretary. Information at or connected to our website is not and should not be considered a part of this Proxy Statement.

TRUSTEE COMPENSATION
For the year ended December 31, 2024, our trustee compensation program consisted of an annual cash retainer of $70,000 for each of our Independent Trustees. In addition, the Chairman of our Board and the Chairman of each of the Audit Committee, Compensation Committee (which has since been dissolved), and Nominating and Corporate Governance Committee of our Board also received an additional annual cash retainer of $25,000, $15,000, $7,500, and $7,500, respectively. In 2024, each of our Independent Trustees was eligible to receive awards under our 2023 Equity Incentive Plan (which, along with our 2013 Equity Incentive Plan, has now been terminated) and our trustee compensation program has historically included annual awards under the 2023 Equity Incentive Plan, typically issued in the third quarter, of restricted Common Shares that vest over a one-year period subject to the trustee’s continuous service on our Board of Trustees. In 2024, each Independent Trustee received an award of restricted Common Shares under the 2023 Equity Incentive Plan, with a value on the date of grant equal to approximately $100,000.
We reimburse our trustees for their travel expenses incurred in connection with their attendance at full Board and committee meetings as well as the Annual Meeting of Shareholders and certain trustee education events.
Compensation of Our Trustees in 2024
The table below describes the compensation earned by our trustees during the fiscal year ended December 31, 2024. Any member of our Board who is also an employee of our Adviser, EMG, or their respective affiliates does not receive additional compensation for serving on our Board of Trustees.

Name	Fees Earned or Paid in Cash	Restricted Common Share Awards (1)(2)	All Other Compensation(3)	Total Compensation
Robert B. Allardice, III	$110,000	$100,002	$7,315	$217,317
David J. Miller(4)	77,500	100,002	7,315	184,817
Ronald I. Simon, Ph.D.	77,500	100,002	7,315	184,817
Mary McBride	70,000	100,002	7,315	177,317
Laurence E. Penn	—	—	—	—
Michael W. Vranos	—	—	—	—
(1)Represents the aggregate grant date fair value of awards of 14,472 restricted Common Shares granted to each Independent Trustee on September 11, 2024. The aggregate grant date fair value was calculated in accordance with the Financial Accounting Standards Board’s, or “FASB,” Accounting Standards Codification, or “ASC,” Topic 718, disregarding any potential forfeitures. See “Note 2—Significant Accounting Policies” of the notes to the consolidated financial statements in the Form 10-K, for additional information regarding the assumptions underlying such calculation. 8,684 of the Common Shares vested immediately upon their granting to each Independent Trustee and 5,788 of the Common Shares vested on the day following the Special Meeting. Other than such restricted Common Share awards, none of our Independent Trustees were granted any outstanding stock awards or option awards during the fiscal year ended December 31, 2024.
(2)We were not registered under the 1940 Act until the Conversion Date and therefore we were not operating under any explicit restrictions on our ability to issue any securities for services. Going forward, in accordance with the restrictions in the 1940 Act, we will not grant restricted common share awards to any trustee, officer, or other employee. The 2023 Equity Incentive Plan was terminated prior to the Conversion Date.
(3)Amounts reported in this column represent cash paid with respect to dividends paid during 2024 on unvested restricted Common Share awards held by our Independent Trustees.
(4)Includes $7,500 paid to Mr. Miller for his service as chair of the Compensation Committee of the Board during the fiscal year ended December 31, 2024. The Compensation Committee was dissolved in 2025 prior to the Conversion.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Each of our trustees and trustee nominees and executive officers is required to complete an annual disclosure questionnaire and report all transactions with us in which they and their immediate family members had or will have a direct or indirect material interest with respect to us. The Nominating and Corporate Governance Committee generally reviews any past or proposed transactions between our Fund and related persons (as such term is defined in Item 404 of Regulation S-K). If we believe a transaction is significant to us and raises particular conflict of interest issues, the Nominating and Corporate Governance Committee will discuss the matter with legal or other appropriate counsel to evaluate and approve the transaction.
Upon completion of the Conversion, we are now subject to the restrictions under the 1940 Act prohibiting certain transactions with affiliated persons of the Fund, including restrictions on engaging in principal transactions and joint transactions with affiliated persons absent exemptive relief.
Investment Advisory Agreement
We entered into the Investment Advisory Agreement with our Adviser upon the Conversion, pursuant to which our Adviser provides for the day-to-day management of our operations. Mr. Vranos, one of our Portfolio Managers and Trustee, Mr. Penn, our Chief Executive Officer, President and Trustee, Mark Tecotzky, our Executive Vice President, Christopher Smernoff, our Chief Financial Officer, JR Herlihy, our Chief Operating Officer, and Daniel Margolis, our General Counsel, each also serves as an officer of our Adviser. The Investment Advisory Agreement requires our Adviser to, among other things, (i) determine the composition of our portfolio, the nature and timing of the changes therein and the manner of implementing such changes; (ii) identify, evaluate and negotiate the structure of the investments we make; (iii) close, monitor and service our investments; and (iv) determine the securities and other assets that we will purchase, retain, or sell. A description of the material terms of the Investment Advisory Agreement is included under the heading “The Investment Advisory Agreement” in the Registration Statement on Form N-2 that we filed with the SEC.
Management Fees
Base Management Fees
Under the Investment Advisory Agreement, we pay our Adviser a Base Management Fee with respect to each fiscal quarter, equal to the product of 0.375% (i.e., 1.50% per annum) and our “Net Asset Value,” which is equal to our total assets minus our total liabilities, as of the end of such fiscal quarter. The Base Management Fee is prorated for partial quarterly periods based on the number of days in such partial period compared to a 90-day quarter and is calculated and payable quarterly in arrears.
Performance Fees
Under the Investment Advisory Agreement, we pay our Adviser a Performance Fee calculated and payable quarterly in arrears based upon our “Pre-Performance Fee Net Investment Income” with respect to each fiscal quarter, and is subject to a hurdle rate, expressed as a rate of return on our common equity, equal to 2.00% per quarter (i.e. 8.00% per annum), and is subject to a "catch-up" feature. Specifically:
•If our Pre-Performance Fee Net Investment Income for a fiscal quarter does not exceed the Hurdle Amount (as defined below) for such quarter, then no Performance Fee is payable to our Adviser with respect to such quarter;
•If our Pre-Performance Fee Net Investment Income for a fiscal quarter exceeds the Hurdle Amount for such quarter but is less than or equal to 121.21% of the Hurdle Amount, then 100% of the portion of the Fund’s Pre-Performance Fee Net Investment Income that exceeds the Hurdle Amount (the “Catch-Up”) is payable to our Adviser as the Performance Fee with respect to such quarter.
◦Therefore, once our Pre-Performance Fee Net Investment Income for such quarter exactly reaches 121.21% of the Hurdle Amount, our Adviser will have accrued a Performance Fee with respect to such quarter that is exactly equal to 17.5% of the Pre-Performance Fee Net Investment Income (because 21.21% of the Hurdle Amount (which is the Pre-Performance Fee Net Investment Income captured by the Adviser during the Catch-Up phase) is equal to 17.5% of 121.21% of the Hurdle Amount (which is the entire Pre-Performance Fee Net Investment Income at the end of the Catch-Up phase)); and
•If our Pre-Performance Fee Net Investment Income for a fiscal quarter exceeds 121.21% of the Hurdle Amount for such quarter, then 17.5% of our Pre-Performance Fee Net Investment Income is payable to o Adviser as the Performance Fee with respect to such quarter.
With respect to the Performance Fee, there will be no accumulation of the Hurdle Amount from quarter to quarter, no claw back of amounts previously paid if the Pre-Performance Fee Net Investment Income in any subsequent quarter is below the Hurdle Amount for such subsequent quarter, and no delay or adjustment of payment if the Pre-Performance Fee Net Investment Income in any prior quarter was below the Hurdle Amount for such prior quarter.

For these purposes, the Investment Advisory Agreement has the following definitions:
"Hurdle Amount" for any fiscal quarter means the result obtained by multiplying the Net Asset Value of Common Equity at the end of the immediately preceding fiscal quarter by the Hurdle Rate. The Hurdle Amount will be appropriately adjusted for any common share issuances or repurchases during the fiscal quarter.
"Hurdle Rate" means 2.00% per quarter, or 8.00% per annum. The Hurdle Rate will be appropriately prorated for partial quarterly periods based on the number of days in such partial period compared to a 90-day quarter.
"Net Asset Value" means the figure that is equal to the total assets of the Fund minus its total liabilities.
“Net Asset Value of Common Equity” means the portion of Net Asset Value attributable to common equity.
"Pre-Performance Fee Net Investment Income" for any fiscal quarter means interest income (including accretions of discounts, amortization of premiums, and payment-in-kind income), dividend income, and any other income (including any fee income) earned or accrued by the Fund during such fiscal quarter, minus the Fund’s operating expenses for such quarter (which, for this purpose, will not include any litigation-related expenses, any extraordinary expenses, or Performance Fee). Pre-Performance Fee Net Investment Income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. For purposes of computing Pre-Performance Fee Net Investment Income, the calculation methodology will look through total return swaps as if the Fund owned the referenced assets directly. As a result, Pre-Performance Fee Net Investment Income includes net interest (whether positive or negative) associated with a total return swap, which is the difference between (a) the interest income and transaction fees related to the reference assets and (b) all interest and other expenses paid by the Fund to the total return swap counterparty. In the case of an interest rate swap, Pre-Performance Fee Net Investment Income includes the net payments and net accruals of periodic payments.
Under the now-terminated management agreement, total management fees incurred for each of the years ended December 31, 2024 and 2023 were approximately $2.5 million and $1.8 million, respectively. The Adviser previously agreed to waive all Performance Fees payable for all fiscal periods through the first quarter of 2025.
Administration Agreement
We entered into an administration agreement, dated as of April 1, 2025, with Ellington Credit Company Administration LLC, a Delaware limited liability company (the “Administrator”) (such agreement, the “Administration Agreement”). Pursuant to the Administration Agreement, our Administrator, among other things, furnishes us with office facilities, equipment and clerical, bookkeeping and record keeping services at such facilities and also performs, or oversees the performance of, its required administrative services, which include, among other things, being responsible for the financial records which we are required to maintain and preparing reports to our shareholders. Payments under the Administration Agreement are equal to an amount based upon our allocable portion of the Administrator’s costs and expenses incurred in performing its obligations and providing personnel (including wages, salaries, bonuses and related payroll expenses) under the Administration Agreement, including rent, office supplies, the fees and expenses associated with performing compliance functions, and the Fund’s allocable portion of the costs of compensation and related expenses of the Fund’s Chief Financial Officer, Chief Operating Officer, and their respective support staff. To the extent the Administrator outsources any of its functions, we pay the fees on a direct basis, without profit to the Administrator. The Administration Agreement may be terminated by the Fund without penalty upon not less than 60 days’ written notice to the Administrator and by the Administrator upon not less than 90 days’ written notice to the Fund. The Administration Agreement will remain in effect if approved by the Board, including by a majority of the Independent Trustees. Mr. Vranos, one of our Portfolio Managers and Trustee, Mr. Penn, our Chief Executive Officer, President and Trustee, Mark Tecotzky, our Executive Vice President, Christopher Smernoff, our Chief Financial Officer, JR Herlihy, our Chief Operating Officer, and Daniel Margolis, our General Counsel, each also serves as an officer of our Administrator. A description of the material terms of the Administration Agreement is included under the heading “The Administration Agreement” in the Registration Statement on Form N-2 that we filed with the SEC.
Services Agreement
Both our Adviser and our Administrator are party to a services agreement with EMG, pursuant to which EMG provides the personnel, services, and resources as needed to enable our Adviser and our Administrator to carry out their respective obligations and responsibilities under the Investment Advisory Agreement and the Administration Agreement. We are a named third-party beneficiary to the services agreement and, as a result, have, as a non-exclusive remedy, a direct right of action against EMG in the event of any breach by our Adviser or our Administrator of any of their respective duties, obligations or agreements under the Investment Advisory Agreement or the Administration Agreement, respectively, that arise out of or result from any breach by EMG of its obligations under the services agreement. The services agreement will terminate with respect to our Adviser, upon termination of the Investment Advisory Agreement, and with respect to our administrator, upon termination of the Administration Agreement. Pursuant to the services agreement, our Adviser and our

Administrator make certain payments to EMG in connection with the services provided. Our Adviser, our Administrator and EMG are under common ownership and control. As a result, all advisory fee compensation earned by our Adviser, all payments made to our Administrator and all fees earned by EMG accrue to the common benefit of the owners of our Adviser, our Administrator and EMG, namely EMG Holdings, L.P. and VC Investments L.L.C.
Compensation of Trustees
Our Interested Trustees do not receive compensation for serving on our Board. For information regarding the compensation of our Independent Trustees, see “Trustee Compensation” above.

EXECUTIVE OFFICERS

Name and Position With our Fund	Age	Background Summary
Laurence E. Penn Chief Executive Officer, President & Trustee	63	See “Proposal 1: Election of Trustees—Information Regarding the Nominees.”
Michael W. Vranos Portfolio Manager & Trustee	63	See “Proposal 1: Election of Trustees—Information Regarding the Nominees.”
Gregory Borenstein Portfolio Manager	40	Mr. Borenstein currently serves as one of our Portfolio Managers. He is also a Managing Director and the Head of Corporate Credit at EMG, and is responsible for EMG’s CLO investment business. Mr. Borenstein joined EMG in 2012 to establish and grow the firm’s CLO capabilities, which has led to CLOs representing an important component of EMG’s overall assets under management. In addition to CLOs, he is responsible for the management of index and bespoke tranches and is closely involved in the development of hedging strategies and broader portfolio management across the firm. Mr. Borenstein currently serves on the Portfolio Management and Risk Oversight Committees of EMG. Prior to joining EMG, Mr. Borenstein was a member of the Secondary CLO trading desk at Goldman Sachs, where he traded both US and European CLOs, along with Trust Preferred Securities (TruPS). He began his career on Goldman Sachs’ Proprietary Structured Credit Desk, which managed a multi-billion dollar portfolio, where Mr. Borenstein primarily focused on CLOs and credit derivatives. Mr. Borenstein holds degrees in Applied Mathematics and Economics from Johns Hopkins University.
Mark Tecotzky Executive Vice President	63	Mr. Tecotzky currently serves as Executive Vice President. Mr. Tecotzky previously served as our Co-Chief Investment Officer from October 2012 until April 2025. In addition, he has served as the Co-Chief Investment Officer of EFC since March 2008. Mr. Tecotzky is also Vice Chairman—Co-Head of Credit Strategies of EMG, and head portfolio manager for all MBS/ABS credit. Prior to joining EMG in July 2006, Mr. Tecotzky was the senior trader in the mortgage department at Credit Suisse. He developed and launched several of its securitization vehicles, including hybrid adjustable-rate mortgages, or “ARMs,” and second liens, and subsequently ran its hybrid ARM business, including conduit pricing, servicing sales, monthly securitization, trading of Agency/non-Agency hybrids of all ratings categories and managing and hedging the residual portfolio. Prior to joining Credit Suisse, Mr. Tecotzky worked with Mr. Vranos and many of the other EMG principals at Kidder Peabody, and traded Agency and non-Agency pass-throughs and structured CMOs as a Managing Director. Mr. Tecotzky holds a B.S. from Yale University, and received a National Science Foundation fellowship to study at MIT.
Christopher Smernoff Chief Financial Officer	48	Mr. Smernoff joined EMG in January 2007 and has served as our Chief Financial Officer since April 2018. Mr. Smernoff also served as our Controller from April 2013 to April 2018. Mr. Smernoff is responsible for managing all aspects of our finance and accounting operations. In addition, Mr. Smernoff has served as the Chief Accounting Officer of EFC since April 2018. Prior to that, Mr. Smernoff served as EFC’s Controller since February 2010. From January 2007 through February 2010, Mr. Smernoff was an Assistant Controller for various private entities managed by EMG. Prior to January 2007, Mr. Smernoff was employed as a manager in the assurance practice of PricewaterhouseCoopers LLP, where he was primarily focused on providing audit and accounting services to a variety of clients in the investment management industry. Mr. Smernoff is a member of the American Institute of Certified Public Accountants and holds a B.S. in Accounting and Finance from Boston College.

Name and Position With our Fund	Age	Background Summary
JR Herlihy Chief Operating Officer	43	Mr. Herlihy joined EMG in April 2011 and has served as our Chief Operating Officer since April 2018 and as our Treasurer since May 2017. In addition, Mr. Herlihy has been the Chief Financial Officer of EFC since April 2018, and its Treasurer since May 2017. Mr. Herlihy is also a Managing Director at EMG, where he has served in various capacities, including serving as Co-Chief Investment Officer of Ellington Housing Inc. (“EHR”), a real estate investment trust that was focused on single- and multi-family residential real estate assets, from EHR’s inception in September 2012 through December 2016. Mr. Herlihy also served as EHR’s Interim Chief Financial Officer from March 2015 through January 2016. Prior to April 2011, Mr. Herlihy held various positions in the real estate industry, including at the real estate private equity firm GTIS Partners LP, Capmark Financial Group (formerly GMAC Commercial Mortgage), and Jones Lang LaSalle. Mr. Herlihy earned a B.A. in Economics and History from Dartmouth College, summa cum laude and Phi Beta Kappa.
Daniel Margolis General Counsel	51	Mr. Margolis has been our General Counsel since April 2013 and also served as our Secretary from inception to April 2013. Mr. Margolis has also served as General Counsel of EMG and of EFC since July 2010. He is responsible for advising EMG on all legal, regulatory, compliance, documentation and litigation matters. Prior to joining EMG, Mr. Margolis was a Partner at Pillsbury, Winthrop, Shaw, Pittman LLP from 2007 to 2010 and before that was a Junior Partner at Wilmer, Cutler, Pickering, Hale and Dorr LLP from 2004 to 2007. In both positions, Mr. Margolis represented corporations and individuals, including financial services organizations, in criminal and regulatory investigations and in complex civil litigation. From 2000 to 2004, he served as an Assistant United States Attorney in the United States Attorney’s Office for the Southern District of New York where he prosecuted a variety of white-collar crimes including securities fraud, investment fraud, tax fraud and money laundering. In 2004, he received the John Marshall Award, the Department of Justice’s highest award for excellence in legal performance. He has a J.D. from New York University Law School, where he graduated cum laude, and a B.A. from Binghamton University where he graduated magna cum laude with highest honors in Political Science and was a member of Phi Beta Kappa.

EXECUTIVE COMPENSATION INFORMATION
None of our executive officers are employees of the Fund, and we do not have any employees. Our Adviser provides investment management services to us pursuant to the Investment Advisory Agreement, and our Administrator provides certain administrative services to us pursuant to the Administration Agreement. Our executive officers are employed by EMG, and EMG makes them available to the Adviser and the Administrator pursuant to the Services Agreement. Other than indirectly through our Administrator as provided below, our executive officers do not receive cash compensation from us for serving as named executive officers (“NEOs”), and we do not pay or provide benefits, nor do we reimburse the cost of any compensation or benefits paid by our Adviser, or EMG, to our NEOs. The following individuals were our NEOs for the year ended December 31, 2024:
•Laurence E. Penn, our Chief Executive Officer and President;
•Christopher Smernoff, our Chief Financial Officer; and
•JR Herlihy, our Chief Operating Officer.
We do not currently have any agreements with any of our NEOs regarding their cash compensation and we do not intend to enter into any such agreement or pay any cash compensation directly to them. Additionally, our NEOs are not required to devote a specific percentage of their time to our business. None of our executive officers receive any direct compensation from the Fund. Mr. Penn, our Chief Executive Officer, Mr. Vranos, a Portfolio Manager and Trustee, and Mr. Tecotzky, our Executive Vice President, through their ownership interest in the EMG, an affiliate of our Adviser, are entitled to a portion of any profits earned by our Adviser, which includes any fees payable to our Adviser under the terms of the Investment Advisory Agreement, less expenses incurred by our Adviser in performing its duties under the Investment Advisory Agreement. Messrs. Penn, Vranos and Tecotzky do not receive any additional compensation from EMG in connection with the management of our portfolio.
The compensation of our Chief Financial Officer, Chief Operating Officer/Treasurer, and other officers and administrative personnel that provide services to us, is paid by our Administrator, subject to reimbursement by us of an allocable portion of such compensation for services rendered by such person to us. The allocable portion of such compensation that is reimbursed to the Administrator by us is based on an estimate of the time spent by such personnel in performing their respective duties for us in accordance with the Administration Agreement. The Administration Agreement was not in place for the fiscal year ended December 31, 2024 or the short fiscal year ended March 31, 2025; as a result, as of March 31, 2025 we have not yet accrued any allocable portion of compensation expenses incurred by the Administrator on our behalf any personnel. However, for the fiscal year ended December 31, 2024, we estimate that we incurred approximately $1.6 million of expenses, including compensation for our Chief Financial Officer and Chief Operating Officer, that would have been paid to our Administrator had the Administration Agreement been in place during such time.
Ms. Suzanne Hammer, our Chief Compliance Officer, is a Director of Vigilant Compliance, LLC (“Vigilant”) and performs her functions as our Chief Compliance Officer under the terms of an agreement between us and Vigilant. For the year ended December 31, 2024, we incurred approximately $33,600 in fees payable to Vigilant, and for the fiscal year beginning on April 1, 2025 and ending on March 31, 2026, we expect to incur approximately $55,800 in fees payable to Vigilant.

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of April 10, 2025, certain ownership information with respect to our Common Shares for those persons known to us to be the beneficial owners of more than 5% of our outstanding Common Shares and all of our trustees, each of the NEOs and all of the trustees and executive officers as a group. In accordance with SEC rules, each listed person’s beneficial ownership includes:
•all Common Shares the investor actually owns beneficially or of record;
•all Common Shares over which the investor has or shares voting or dispositive control (such as in the capacity as a general partner of a fund); and
•all Common Shares the investor has the right to acquire within 60 days of April 10, 2025 (such as upon exercise of options that are currently vested or which are scheduled to vest within 60 days).

	Common Shares Beneficially Owned
Name	Number	Percentage of Outstanding Common Shares(1)
Independent Trustees:
Robert B. Allardice, III	55,703	*
David J. Miller(2)	65,703	*
Mary McBride	33,667	*
Ronald I. Simon, Ph.D.	69,464	*

Interested Trustees and Executive Officers:(3)
Michael W. Vranos(4)	139,605	*
Laurence E. Penn	35,710	*
Christopher Smernoff(5)	27,214	*
JR Herlihy(6)	57,094	*
Gregory Borenstein	18,000	*
Mark Tecotzky	8,282	*

All executive officers and trustees as a group (10 persons)(7)	510,442	1.4%
* Denotes beneficial ownership of less than 1% of our Common Shares.
(1)Based on an aggregate amount of 37,559,195 Common Shares issued and outstanding as of April 10, 2025. Assumes that derivative securities, if any, beneficially owned by a person are exercised for Common Shares. The total number of Common Shares outstanding used in calculating this percentage assumes that none of the derivative securities owned by other persons are exercised for Common Shares.
(2)Mr. Miller holds 10,000 of such Common Shares in a joint account with his spouse.
(3)The address for all NEOs and trustees is Ellington Credit Company, 53 Forest Avenue, Old Greenwich, CT 06870.
(4)Includes 106,472 Common Shares held directly by EMG Holdings, L.P., or “EMGH.” VC Investments L.L.C., or “VC,” and Michael W. Vranos each has shared voting and dispositive power over these Common Shares. VC is the general partner of EMGH. Mr. Vranos is the managing member of, and holds a controlling interest in VC. The address for each entity is 53 Forest Avenue, Old Greenwich, CT 06870.
(5)Includes 5,663 Common Shares that will vest on December 12, 2025, 2,216 Common Shares that will vest on December 14, 2025, and 2,332 Common Shares that will vest on December 12, 2026.
(6)Includes 11,687 Common Shares that will vest on December 12, 2025, 5,020 Common Shares that will vest on December 14, 2025, and 12,659 Common Shares that will vest on December 12, 2026.
(7)Includes 17,350 Common Shares that will vest on December 12, 2025, 7,236 Common Shares that will vest on December 14, 2025, and 14,991 Common Shares that will vest on December 12, 2026.
Dollar Ranges of Shares Beneficially Owned by Trustees and Executive Officers
The following tables sets forth the dollar range of equity securities of the Fund that each trustee and executive officer beneficially owned as of April 10, 2025 based on the net asset value per common share of $6.53 as of December 31, 2024 (the last date prior to the date of this Proxy Statement for which we reported a book value per share, which is the available metric that we believe is most similar to net asset value per common share). For purposes of this table, beneficial ownership is defined to mean a direct or indirect pecuniary interest.

Independent Trustees

Name of Independent Trustee	Dollar Range of Equity Securities in the Fund(1)	Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen by Trustees in Family of Investment Companies(1)
Robert B. Allardice, III	$100,001–$500,000	$100,001–$500,000
Mary McBride	$100,001–$500,000	$100,001–$500,000
David J. Miller	$100,001–$500,000	$100,001–$500,000
Ronald I. Simon, Ph.D.	$100,001–$500,000	$100,001–$500,000
(1)Dollar ranges are as follows: None, $1–$10,000, $10,001–$50,000, $50,001–$100,000, $100,001–$500,000, $500,001–$1,000,000, or Over $1,000,000.
Interested Trustees and Executive Officers

Name of Interested Trustee or Officer	Dollar Range of Equity Securities in the Fund(1)	Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen by Trustees in Family of Investment Companies(1)
Michael Vranos(2)	$500,001–$1,000,000	$500,001–$1,000,000
Laurence Penn(2)	$100,001–$500,000	$100,001–$500,000
Christopher Smernoff	$100,001–$500,000	$100,001–$500,000
JR Herlihy	$100,001–$500,000	$100,001–$500,000
Greg Borenstein	$100,001–$500,000	$100,001–$500,000
Mark Tecotzky	$50,001–$100,000	$50,001–$100,000
Daniel Margolis	None	None
(1)Dollar ranges are as follows: None, $1–$10,000, $10,001–$50,000, $50,001–$100,000, $100,001–$500,000, $500,001–$1,000,000, or Over $1,000,000.
(2)Interested Trustee of the Fund.

AUDIT COMMITTEE REPORT
Each member of the Audit Committee is not “interested” (as defined in the 1940 Act) of our Fund and management in accordance with the requirements of the 1940 Act, the NYSE listing standards, our compliance manual and applicable SEC rules and regulations. Our Board has adopted, and annually reviews, the charter of the Audit Committee, which sets forth the Audit Committee’s responsibilities and how it carries out those responsibilities.
The Audit Committee oversees our Fund’s financial reporting process on behalf of our Board, in accordance with the charter of the Audit Committee. Management is responsible for our Fund’s financial statements and the financial reporting process, including the system of internal controls. Our independent registered public accounting firm, PwC, is responsible for expressing an opinion on the conformity of our Fund’s audited financial statements with GAAP.
In fulfilling its oversight responsibilities, the Audit Committee reviewed with management and PwC the audited financial statements included in the Form 10-K, and discussed with management the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. In addition, the Audit Committee has discussed with PwC the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. The Audit Committee has received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence, and has discussed with PwC its independence. In addition, we have evaluated and concluded the non-audit services provided by PwC to our Fund comply with SEC independence rules.
Based on the reviews and discussions referred to above, prior to the filing of the Form 10-K with the SEC, the Audit Committee recommended to our Board (and our Board approved) that the audited financial statements be included in such Annual Report for filing with the SEC.
The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting. Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent registered public accountants. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of our financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with GAAP or that PwC is in fact “independent.”
Submitted by the Audit Committee:
Robert B. Allardice, III, Chair
David J. Miller
Mary McBride
Ronald I. Simon, Ph.D.

GENERAL INFORMATION
Shareholder Proposals
Shareholder proposals intended to be presented at the 2026 Annual Meeting of Shareholders must be received by the Secretary of the Fund no later than December 18, 2025 in order to be considered for inclusion in the Fund’s Proxy Statement relating to the 2026 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Exchange Act, or “Rule 14a-8.”
For a proposal of a shareholder, including a shareholder’s proposal to nominate a candidate for election as a trustee, to be presented at the Fund’s 2026 Annual Meeting of Shareholders, other than a shareholder proposal included in the Fund’s Proxy Statement pursuant to Rule 14a-8, it must be received at our principal executive offices no earlier than November 20, 2025, and no later than 5:00 p.m., Eastern Time on December 18, 2025. If the 2026 Annual Meeting of Shareholders is scheduled to take place before April 29, 2026 or after June 28, 2026, then notice must be delivered no earlier than the 150 day prior to the 2026 Annual Meeting of the Shareholders and not later than the later of 5:00 p.m., Eastern Time on the (i) 120 day prior to the 2025 Annual Meeting of Shareholders or (ii) 10th day following the day on which public announcement of the date of the 2026 Annual Meeting of Shareholders is first made by the Fund. Any such proposal should be mailed to: Ellington Credit Company, 53 Forest Avenue, Old Greenwich, Connecticut 06870, Attn: Secretary.
Householding of Proxy Statements and Annual Reports
The SEC rules allow for the delivery of a single copy of the Notice, and if applicable, the proxy materials, to any household at which two or more shareholders reside, if it is believed the shareholders are members of the same family. This delivery method, known as “householding,” will save us printing and mailing costs. Duplicate account mailings will be eliminated by allowing shareholders to consent to such elimination, or through implied consent, if a shareholder does not request continuation of duplicate mailings. Brokers, dealers, banks or other nominees or fiduciaries that hold our Common Shares in “street” name for beneficial owners of our Common Shares and that distribute proxy materials and annual reports they receive to beneficial owners may be householding. Depending upon the practices of your broker, bank or other nominee or fiduciary, you may need to contact them directly to discontinue duplicate mailings to your household. If you wish to revoke your consent to householding, you must contact your broker, bank or other nominee or fiduciary. You can also request prompt delivery of the proxy materials by contacting Ellington Credit Company, 53 Forest Avenue, Old Greenwich, Connecticut 06870, Attention: Secretary, (203) 409-3585.
If you hold our Common Shares in your own name as a holder of record, householding will not apply to your Common Shares. Also, if you own our Common Shares in more than one account, such as individually and also jointly with your spouse, you may receive more than one Notice, and if applicable, more than one set of our proxy materials. To assist us in saving money and to provide you with better shareholder services, we encourage you to have all of your accounts registered in the same name and address. You may do this by contacting the Fund’s transfer agent, Equiniti Trust Company, LLC by telephone at (800) 937-5449 or in writing at Equiniti Trust Company, LLC, Operations Center, 48 Wall Street, New York, NY 10005.
Additional Matters
The Board of Trustees does not know of any matters other than those described in this Proxy Statement that will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the best judgment of the proxy holders.
Requests for Annual Report on Form 10-K
A copy of the Fund’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, including the financial statements and any financial statement schedules and amendment or supplements thereto, may be obtained at our website at www.ellingtoncredit.com. If you would like to receive a complimentary copy of the Annual Report on Form 10-K, please submit a written request to: Secretary, Ellington Credit Company, 53 Forest Avenue, Old Greenwich, Connecticut 06870.

EARN

ELLINGTON CREDIT COMPANY

ELLINGTON CREDIT COMPANY
ATTN: SECRETARY
53 FOREST AVENUE
OLD GREENWICH, CT 06870

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on May 28, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/EARN2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on May 28, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V72611-P30353

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ELLINGTON CREDIT COMPANY

The Board of Trustees recommends you vote FOR ALL of the trustee nominees listed in the following proposal:

	For All	Withhold All	For All Except
1. Election of Trustees	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Robert B. Allardice III
02) Mary McBride
03) David J. Miller
04) Laurence E. Penn
05) Ronald I. Simon, Ph.D.
06) Michael W. Vranos

The Board of Trustees recommends you vote FOR the following proposal:

	For	Against	Abstain
2. The ratification of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the fiscal year ending March 31, 2026.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V72612-P30353

ELLINGTON CREDIT COMPANY
Annual Meeting of Shareholders
May 29, 2025 10:00 a.m. Eastern Time
This proxy is solicited by the Board of Trustees

The undersigned hereby appoints Laurence E. Penn and Alaael-Deen Shilleh, and each of them, with full power of substitution and power to act alone, as proxies to vote all the Common Shares which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Shareholders of Ellington Credit Company to be held on May 29, 2025, at 10:00 a.m. Eastern Time via live webcast by visiting www.virtualshareholdermeeting.com/EARN2025, and at any adjournments or postponements thereof. The undersigned directs this proxy to vote as indicated on this proxy card.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A NOMINEE OR PROPOSAL, THE PROXIES WILL VOTE (AND ANY VOTING INSTRUCTIONS TO RECORD HOLDERS WILL BE GIVEN) "FOR" ALL NOMINEES IN PROPOSAL 1, AND "FOR" PROPOSAL 2 AND, IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS PROPERLY COMES BEFORE THE MEETING.

The undersigned acknowledges receipt from the Company before the execution of this proxy of the Notice of Annual Meeting of Shareholders, a Proxy Statement for the Annual Meeting of Shareholders and the 2024 Annual Report to Shareholders.

Continued and to be signed on reverse side